                                                                   Exhibit 23.13

                                   [LETTERHEAD]

                 CONSENT OF GEORGE A. HIERONYMUS AND COMPANY, L.L.C.

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Apartment Investment and Management Company ("AIMCO") for the registration of shares of its Class A Common Stock and to the incorporation by reference therein of our reports dated as shown in Exhibit A with respect to the audits of those entities as shown in Exhibit A for the years ended December 31, 1994 and 1995 included in AIMCO's Current Report on Form 8-K/A (as amended to date), dated June 3, 1997, and filed with the Securities and Exchange Commission.



/s/ G. A. HIERONYMUS AND COMPANY, LLC
----------------------------------------
George A. Hieronymus and Company, L.L.C.
Mobile, Alabama
September 22, 1997

                                  E X H I B I T   A



For the year ended December 31, 1994


REAL ESTATE PARTNERSHIP                          REPORT DATE
-----------------------                          -----------

Athens Arms Associates                           January 27, 1995

Colonial Terrace I Associates                    January 27, 1995

Colonial Terrace II Associates                   January 27, 1995



For the year ended December 31, 1995


REAL ESTATE PARTNERSHIP                          REPORT DATE
-----------------------                          -----------

Athens Arms Associates                           January 26, 1996

Colonial Terrace I Associates                    January 26, 1996

Colonial Terrace II Associates                   January 26, 1996